UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2014

Travelport Limited

(Exact Name of Registrant As Specified In Charter)

Bermuda	333-141714-23	98-0505100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Galleria Parkway

Atlanta, GA 30339

(Address of Principal Executive Offices, including Zip Code)

(770) 563-7400

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Following the previously disclosed entry into the new first lien credit facilities by Travelport Limited (the “Company”), on October 2, 2014, Travelport LLC and Travelport Holdings, Inc. (subsidiaries of the Company) redeemed all of their principal outstanding 11.875% Dollar Senior Subordinated Fixed Rate Notes due 2016, 10.875% Senior Subordinated Euro Fixed Rate Notes due 2016, Senior Floating Rate Notes due 2016, 13.875% Senior Fixed Rate Notes due 2016 and 11.875% Senior Subordinated Fixed Rate Notes due 2016 (collectively, the “Notes”) and satisfied and discharged each of the indentures governing the Notes. There are currently no Notes outstanding and no holders of record. As such, the Company is no longer obligated to file reports under sections 13 and 15(d) of the Securities Exchange Act of 1934 or under the indentures that governed the Notes. Therefore, the Company intends to file a Form 15 with the Securities and Exchange Commission (“SEC”) to effect the de-registration of its Notes. Upon filing the Form 15, the Company will have no obligation to file reports with the SEC, including Forms 10-K, 10-Q and 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Travelport Limited

Date: November 6, 2014

	By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Assistant Secretary